UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2004

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On May 4, 2004, Mark C. Thompson resigned from the Best Buy Co., Inc. Board of Directors due to a conflict of interest. In December 2002, Mr. Thompson, an independent director who had served on the registrant’s Audit Committee from March 2000 to August 2003, entered into a personal service agreement with Ernst & Young LLP, the registrant’s independent auditor (E&Y), that was not disclosed to the registrant by either Mr. Thompson or E&Y until May 4, 2004.  From December 2002 to April 2004, the aggregate consideration paid by E&Y to Mr. Thompson for his services was $377,500, plus reimbursement of expenses.  Mr. Thompson's resignation was not the result of a disagreement with the registrant. At the time of his resignation, Mr. Thompson served on the Compensation and Human Resources Committee and the Nominating, Corporate Governance and Public Policy Committee of the registrant’s Board of Directors. Mr. Thompson’s term as a director would have expired on June 24, 2004.

The registrant does not currently believe that E&Y’s independence was impaired as a result of its personal service agreement with Mr. Thompson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC. (Registrant)

Date: May 14, 2004	By:	/s/ Bruce H. Besanko
Bruce H. Besanko
Vice President – Finance